EXHIBIT 10.2



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                         EXECUTIVE EMPLOYMENT AGREEMENT
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     THIS AGREEMENT is made effective on the first day of March, 1999 between
AMERICAN BANK OF THE LEHIGH VALLEY, 4029 West Tilghman Street, Allentown, Pennsylvania 18104, a Pennsylvania banking institution (the "Bank") and ERIC VALAIKA, residing at 6 Coopers, Way Kempton, PA, 19529, an adult individual (the "Executive").

     WHEREAS, the Bank desires to employ the Executive as its Chief Financial and Operating Officer under the terms and conditions set forth herein; and

     WHEREAS, the Executive desires to serve the Bank in an executive capacity under the terms and conditions set forth in this Agreement; NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

     1. TERMS OF EMPLOYMENT. The Bank hereby employs the Executive and the
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Executive hereby accepts employment with the Bank for a period of one (1) year.
The effective date of this agreement shall be March 1, 1999 (the "Effective Date" of the Agreement). This Agreement supercedes any prior agreement between Bank and Executive.

     Provided the Agreement is not terminated as provided herein in paragraph 12, the term shall be extended by one calendar day for each expired calendar day after the Effective Date. After the Effective Date, the Bank may terminate the further day-to-day extension of the Agreement by delivering written notice to the Executive.

     2. POSITION AND DUTIES. The Executive shall serve as the Executive Vice
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President and Chief Financial and Operating Officer and shall have such power and duties as may be from time to time prescribed by the President of the Bank and the Board of Directors, provided that such duties are consistent with the Executive's position as Chief Financial and Operating Officer as contemplated by the Executive's position description, which may change from time to time at the discretion of the Board of Directors, and otherwise be consistent with paragraph 12(d).

     3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote all his working time, ability and attention to the business of the Bank during the term of this Agreement. The Executive shall notify the Board of Directors of the Bank

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in writing and receive their written consent before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. Such consent shall not be unreasonably withheld by the Board of Directors for the Executive's participation in charitable, civic or similar not-for-profit- organizations. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Bank, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Bank.

     4. COMPENSATION.
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          (a) ANNUAL DIRECT SALARY: As compensation for services rendered the
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     Bank under this Agreement, the Executive shall be entitled to receive from the Bank an annual direct salary of Ninety Five Thousand Dollars ($95,000) per year, (the "Annual Direct Salary") less withholdings required by law payable in substantially equal monthly installments (or such other more frequent intervals as may be determined by the Board of Directors of the Bank as payroll policy for senior executive officers) prorated for any partial employment period. During any additional year or extension of this Agreement, Executive's performance may be reviewed by the President and the Board and Executive's salary might be increased at the discretion of the President and the Board of Directors.

          (b) BONUS. The Board of Directors through its Compensation Committee
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     in its sole discretion may provide for payment of a yearly bonus to the
     Executive in such an amount as it may deem appropriate to provide incentive to the Executive and to reward the Executive for his performance.

     5. FRINGE BENEFITS, VACATION, EXPENSES, AND PERQUISITES.
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          (a) EMPLOYEE BENEFIT PLANS. The Executive shall be entitled to
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     participate in or receive benefits under all Bank employee benefit plans when such plans are established; including but not limited to any profit-sharing plan, savings plan, medical or health-and-accident plan or arrangement made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements.


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          (b) VACATION AND HOLIDAYS. The Executive shall be entitled to the
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     number of paid vacation days in each calendar year determined by the Bank from time to time for its employees. Beginning in 1999, the Executive shall be entitled to a minimum of four (4) weeks paid vacation days. Thereafter the Executive and the Bank, through its Board of Directors, shall agree upon the number of days Executive shall receive as vacation benefits, but not less than (4) four weeks. The Executive shall also be entitled to all paid holidays given by the Bank to its senior executive officers.

          (c) BUSINESS EXPENSES. During the term of his employment hereunder,
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     the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors of the Bank for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Bank policy.

          (d) AUTO. The Executive shall be entitled to the use of a
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     Bank-provided automobile, or for equivalent cash renumeration as an allowance for business use of Executive's personal automobile. It is contemplated the Bank shall provide the Executive with a leased automobile and reimbursement for ordinary expenses associated with the use of the automobile, such as maintenance and insurance.

     6. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Bank shall use its
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best efforts to obtain such insurance coverage for the Executive under an insurance policy covering officers and directors of the Bank against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require the Bank to obtain such insurance, if the Board of Directors of the Bank determine that such coverage cannot be obtained at a commercially reasonable price.

     7. NON-DISCLOSURE/TRADE SECRETS. During the employment of Executive, or at
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any later time, the Executive shall not, without the written consent of the
Board of Directors of the Bank or a person authorized thereby, disclose to any person, other than an employee of the Bank or a person to whom disclosure is


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reasonably necessary or appropriate in connection with the performance by the
Executive of his duties as an executive of the Bank, any confidential information obtained by him while in the employ of the Bank with respect to any of the Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or any business practices the disclosure of which could be or will be materially damaging to the Bank provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Bank. This provision shall survive termination of Executive's employment under this Agreement and/or termination of this Agreement for a period of two years after termination of Executives employment.

     8. RESTRICTIVE COVENANT. The Executive covenants and agrees as follows: the
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Executive shall not directly or indirectly, within the marketing area of the
Bank (defined as an area within a thirty (30) mile radius of the Bank's main office or any branch office), enter into or engage generally in direct or indirect competition with the Bank or any subsidiary in the business of commercial banking, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any person, for a period of one (1) year after the date of termination of his employment, whether voluntary or involuntary. The existence of any claim or cause of action of the Executive against the Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank of this covenant. The Executive agrees that the restrictions set forth in this Agreement do not unreasonably interfere with his ability to obtain employment in his chosen field. The Executive agrees that any breach of the restrictions set forth in this Paragraph will result in irreparable injury to the Bank for which it shall have no adequate remedy at law and the Bank shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this Paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.


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     9. NON-SOLICITATION. Executive covenants and agrees that while employed by
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the Bank and for a period of one (1) year after the termination of Executive's employment, either voluntarily or involuntarily, Executive shall not, either directly or indirectly in any capacity whatsoever, (a) obtain, solicit, divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, or attempt to appeal to any customers, clients or referral services of the Bank to divert their business from the Bank; (b) solicit any person who was employed by the Bank to leave the employ of the Bank. For purposes of this covenant, "customers, clients, and referral sources" shall include all persons who are or were customers, clients or referral sources of the Bank at any time during the employment of Executive by the Bank.

     The existence of any claim by Executive, whether predicated upon this Agreement or otherwise, shall not constitute defense to the Bank's enforcement of or attempts to enforce this provision.

     10. NOTIFICATION OF NON-DISCLOSURE/TRADE SECRET, RESTRICTIVE COVENANT AND
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NON-SOLICITATION PROVISIONS. During his employment, and a period of one (1) year
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following termination of his employment with the Bank, Executive agrees to inform any prospective employer of existence of the Non-Disclosure/Trade Secret, Restrictive Covenant and Non-Solicitation provisions of this Agreement should such provisions be applicable.

     11. TERMINATION.
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          (a) The Executive's employment hereunder shall terminate upon his death.

          (b) If the Executive becomes disabled (as certified by a licensed physician chosen by the Bank and the Executive or in the event that the Bank and the Executive cannot agree upon a physician, each shall designate a licensed physician, and the licensed physician so designed shall appoint a third physician whose decision shall be binding upon the parties) because of sickness, physical or mental disability, or any other reason, and is unable to substantially perform or complete his duties as outlined in his job description and under this Agreement for a period of ninety (90) consecutive days, the Bank shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive may have under the disability insurance program maintained by the Bank.


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          (c) The Bank may terminate the Executive's employment hereunder for
     Cause. For the purposes of this agreement, the Bank shall have "Cause" to terminate the Executive's employment hereunder only upon (1) the failure by the Executive to substantially perform his duties hereunder, other than any such failure resulting from the Executive's incapacity due to physical or mental illness, or (2) the willful engaging by the Executive in conduct materially injurious to the Bank, or (3) the willful violation by the Executive of the provisions of Paragraphs 3, 7 or 9 hereof after notice from the Bank and a failure to cure such violation within thirty (30) days of said notice, or if said violation cannot be cured within thirty (30) days, within a reasonable time thereafter if the Executive is diligently attempting to cure the violation, or (4) the gross negligence of the Executive in the performance of his duties or (5) receipt by the Bank of a recommendation of any governmental body or entity having jurisdiction over the Bank requiring or suggesting termination or removal of the Executive as Chief Financial Officer or receipt of a written directive or order of any governmental body or entity having jurisdiction over the Bank requiring termination or removal of the Executive as Chief Financial Officer.

          (d) The Executive may terminate his employment hereunder, (1) if his health should become impaired to an extent that his treating physician states that termination of employment is required because continued performance of his duties hereunder are hazardous to his physical or mental health or his life, or (2) for Good Reason. The term "Good Reason" shall only mean: (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitation of the powers of the Executive not contemplated by his job description and/or Paragraph 2 hereof, or (ii) a reduction of the Executive's rate of compensation as provided in Paragraph 4 hereof, or (iii) failure of the Bank to comply with Paragraph 5 hereof, or (iv) any other material breach by the Bank of this Agreement, provided that the Executive shall have given the Board of Directors thirty (30) days written notice of such breach and such breach shall not have been cured within such thirty (30) day period after receipt of notice, or (v) any Change of Control (as defined herein).


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     12. PAYMENTS UPON TERMINATION.
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          (a) If the Executive's employment shall be terminated because of his death (paragraph 11a), disability (11b) or for Cause (11c), the Bank shall pay the Executive his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and any other amounts owing to the Executive at the date of termination, and the Bank shall have no further obligations to the Executive under this Agreement.

          (b) If the Bank gives Executive notice of nonrenewal of the Agreement pursuant to Paragraph 1, and the Executive continues to work full time for the Bank during the remaining one (1) year term, Bank shall pay Executive's salary and shall provide Executive the benefits applicable to other full time employees until the end of the one (1) year term, and the Bank shall have no further obligation to the Executive.

          (c) If the Executive's employment is terminated by the Bank (other than pursuant to Paragraphs 11(a), 11(b) or 11(c) hereof or as a result of nonrenewal of this Agreement (Paragraph 1)), or if the Executive shall terminate his employment for Good Reason, then the Bank shall pay the Executive his full Annual Direct Salary from the date of termination through the last day of the term of this Agreement. The Bank shall maintain in full force and effect, for the continued benefit of the Executive for the full term of this Agreement, all employee insurance policies, benefit plans and programs to which the Executive was entitled prior to the date of termination, if the Executive's continued participation is possible under the general terms and provisions of such insurance policies, plans and programs. In the event that the Executive's participation in any such policy, plan or program is prohibited by the terms of the policy, plan or program, the Executive shall be entitled to receive an amount equal to the annual contribution, payments, credits or allocations made by the Bank to him, to his account or on his behalf under any such plans and programs from which his continued participation is prohibited.


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     13. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this
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Agreement by either the Bank or the Executive, each hereby waive to the fullest extent permitted by law the right to assert any claim against the other for punitive or exemplary damages. Furthermore, Executive hereby waives any and all rights to assert claims or recover damages in an amount in excess of that set forth in Paragraph 12(b).

     14. DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, the
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term "Change of Control" shall mean: A change in control of the Bank of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") if Bank was subject to the Exchange Act reporting requirements; provided that, without limiting the foregoing, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Bank, or any "person" who on the date of the public opening of the Bank is a director, officer or initial shareholder of the Bank is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding securities, provided, however, that transfer by gift, trust or by Last Will or applicable testate law shall not be deemed to cause a Change of Control for purposes of this Agreement, or (b) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     15. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this
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Agreement, the date of Change of Control shall mean:

          (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five percent (25%) or more of the Bank's voting securities, or


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          (b) the date of the transfer of all or substantially all of the Bank's assets, or

          (c) the date on which a merger, consolidation or combination is consummated, as applicable, or

          (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank ceased to be a majority, provided however that subsections (a) and (d) shall not apply if such events are the result of additional shares being issued as approved by the Board of Directors.

     16. NOTICE. For the purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:               Eric Valaika
                                        6 Coopers Way
                                        Kempton, PA 19529

     If to the Bank:                    Mark W. Jaindl
                                        AMERICAN BANK OF THE LEHIGH VALLEY
                                        4029 West Tilghman Street
                                        Allentown, PA  18104

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     17. SUCCESSORS. This Agreement shall inure to the benefit of and be binding
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upon the Executive, his personal representatives, heirs or assigns and the Bank and any of successors or assigns of the Bank.

     18. SEVERABILITY. If any provision of this Agreement is declared
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unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     19. AMENDMENT. This Agreement may be amended or cancelled only by mutual
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agreement of the parties in writing.


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     20. ATTORNEY'S FEES AND COSTS. If any action at law is necessary to enforce
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or interpret the terms of this Agreement, the prevailing party shall be entitled to reimbursement by the non-prevailing party of reasonable attorney's fees, costs, or disbursements.

     21. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. If the Executive dies prior to
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the expiration of the term of employment, any monies that may be due him from the Bank under this Agreement as of the date of death shall be paid to the executor, administrator, or other personal representative of the Executive's estate or the beneficiaries or legatees entitled to such monies under the decedent Executive's last will or applicable testate laws.

     22. LAW GOVERNING. This Agreement shall be governed by and construed in
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accordance with the laws of the Commonwealth of Pennsylvania. The parties agree in the event of a dispute under this Agreement to submit to the jurisdiction of the Court of Common Pleas of Lehigh County and that venue is proper thereunder.

     23. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements,
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either oral or in writing, between the parties with respect to the employment of the Executive by the Bank, and this Agreement contains all the covenants and agreements between the parties with respect to the employment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Bank, by its authorized representatives the day and year above mentioned.


ATTEST:                                       AMERICAN BANK OF THE
                                              LEHIGH VALLEY


\s\ Mark W. Jaindl                            By: \s\ Frederick J. Jaindl
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                                              Date: March 1, 1999
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WITNESS: \s\ Christine L. Csencsits           \s\ Eric Valaika
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                                              ERIC VALAIKA


                                              Date: March 1, 1999
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